UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On February 19, 2020, AdvanSix Inc. (the "Company") entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of September 30, 2016, as amended by Amendment No. 1 on February 21, 2018 (the “Existing Credit Agreement”), among the Company, the guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent (the Existing Credit Agreement, after giving effect to the Amendment, the “Amended and Restated Credit Agreement”).

The Amendment amends the consolidated leverage ratio financial covenant of the Existing Credit Agreement and requires the Company to maintain a Consolidated Leverage Ratio (as defined in the Amended and Restated Credit Agreement) of (i) 3.50 to 1.00 or less for the fiscal quarter ending March 31, 2020, (ii) 4.50 to 1.00 or less for the fiscal quarter ending June 30, 2020, (iii) 4.25 to 1.00 or less for the fiscal quarter ending September 30, 2020, (iv) 3.50 to 1.00 or less for the fiscal quarter ending December 31, 2020, (v) 3.25 to 1.00 or less for the fiscal quarter ending March 31, 2021 through and including the fiscal quarter ending December 31, 2021, and (vi) 3.00 to 1.00 or less for the fiscal quarter ending March 31, 2022 and each fiscal quarter thereafter (subject to the Company’s option to elect a consolidated leverage ratio increase in connection with certain acquisitions). The consolidated interest coverage ratio financial covenant of the Existing Credit Agreement was not changed and continues to require the Company to maintain a Consolidated Interest Coverage Ratio (as defined in the Amended and Restated Credit Agreement) of not less than 3.00 to 1.00. If the Company does not comply with the covenants in the Amended and Restated Credit Agreement, the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding under the Revolving Credit Facility.

Borrowings under the Amended and Restated Credit Agreement bear interest at a rate equal to either the sum of a base rate plus a margin ranging from 0.50% to 2.00% or the sum of a Eurodollar rate plus a margin ranging from 1.50% to 3.00%, with either such margin varying according to the Company’s Consolidated Leverage Ratio (as defined in the Amended and Restated Credit Agreement). The Company is also required to pay a commitment fee in respect of unused commitments under the credit facility, if any, at a rate ranging from 0.20% to 0.50% per annum depending on the Company’s Consolidated Leverage Ratio. Based on 2019 year-end results, the applicable margin under the Amended and Restated Credit Agreement is expected to be 1.25% for base rate loans and 2.25% for Eurodollar rate loans and the applicable commitment fee rate is expected to be 0.35% per annum.

In addition, the Amendment also amended certain administrative provisions associated with the LIBOR Successor Rate (as defined in the Amended and Restated Credit Agreement).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Amended and Restated Credit Agreement, which is included as Annex I to the Amendment, each of which is incorporated by reference herein.

ITEM 2.02 Results of Operations and Financial Condition.

On February 21, 2020, the Company issued a press release announcing its financial results for the quarter and full year ended December 31, 2019. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Amendment No. 2 to Credit Agreement, dated as of February 19, 2020, among AdvanSix Inc., the guarantors, the lenders signatory thereto and Bank of America, N.A., as the administrative agent (with annexed Amended and Restated Credit Agreement)

99.1	Press Release dated February 21, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2020

AdvanSix Inc.

By:	/s/ John M. Quitmeyer
Name:	John M. Quitmeyer
Title:	Senior Vice President, General Counsel and Corporate Secretary